Exhibit 99.1

                                                      Frontier Communications
                                                      3 High Ridge Park
                                                      Stamford, CT  06905
                                                      203.614.5600
                                                      www.frontieronline.com

FOR IMMEDIATE RELEASE


Contact
David Whitehouse
Senior Vice President & Treasurer
203.614.5708


    Frontier Communications Corporation to Participate in Analyst Conference

Stamford,  Conn., November 7, 2008 - Frontier Communications  Corporation (NYSE:
FTR) is scheduled to participate in the upcoming Bank of America 2008 Credit Conference in Orlando, Florida. David Whitehouse, Senior Vice President & Treasurer is scheduled to present on Thursday, November 20, 2008, at 2:00 p.m. eastern time.

Bank of America will provide a webcast of the Frontier presentation via Veracast Communications at the following URL:

http://www.veracast.com/webcasts/bas/credit08/id98110289.cfm.
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The webcast replay will become  available one hour after  conclusion of the live event and will expire on December 5, 2008.

About Frontier Communications:
Frontier Communications Corporation (NYSE: FTR) is one of the nation's largest rural local exchange carriers. We offer local and long-distance telephone service, Internet access, wireless Internet access, digital phone, DISH satellite TV and more. We operate in 24 states. More information is available at www.frontieronline.com
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